Exhibit 99.1

Global Tech Industries Group, Inc. Announces

Luke Rahbari’s Appointment as Chief Executive Officer

New York, NY, August 5, 2024 (GLOBE NEWSWIRE) (OTC: GTII) Global Tech Industries Group, Inc. (“GTII” or the “Company”), www.gtii-us.com, announced today that Mr. Luke Rahbari, having previously signed an employment agreement with the Company on July 2, 2024, has officially stepped into the position of Chief Executive Officer effective as of August 1, 2024. Mr. Reichman simultaneously retired from his position as CEO, and will continue to support Mr. Rahbari in his endeavors as he takes the helm of GTII. At a board meeting, held on July 31, 2024, Mr. Rahbari’s appointment as Chief Executive officer and as a member of the Board of Directors was confirmed by the Board of Directors by a unanimous vote.

David Reichman, Chairman of the Company stated, “After many years of leading GTII, I am retiring from my role as CEO. It has been an incredible journey, and I am immensely proud of what we have achieved together. I have full confidence in Mr. Rahbari and believe his vision and leadership will take our company to new heights. During this transition period, I will be working closely with Mr. Rahbari to ensure a smooth handover and continued success for GTII.”

About GTII: GTII is incorporated in the State of Nevada, specializing in the pursuit of acquiring new and innovative technologies. For more information, please visit https://gtii-us.com/, and you may follow our Company at: www.otcmarkets.com/stock/GTII.

Please follow our Company at: www.otcmarkets.com/stock/GTII

Safe Harbor Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company’s future financial and operating performance. All statements, other than statements of historical facts, included herein are “forward-looking statements” including, among other things, statements about the Company’s beliefs and expectations. These statements are based on current expectations, forecasts, and assumptions that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Potential risks and uncertainties include, but are not limited to, risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023, and in the Company’s other filings with the SEC at www.sec.gov. We have incurred and will continue to incur significant expenses in our development stage, noting that there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. New lines of business may expose us to additional legal and regulatory costs and unknown exposure(s), the impact of which cannot be predicted at this time.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, because of new information, future events or otherwise.

Global Tech Industries Group, Inc.

511 Sixth Avenue, Suite 800

New York, NY 10011

Info@gtii-us.com